Exhibit 99.1

Potlatch Corporation
601 W. Riverside Ave., Suite 1100
Spokane, WA 99201
509.835.1500
www.potlatchcorp.com

News Release

For release:	September 19, 2005

Contacts:
	Media	Investors
	Michael D. Sullivan	Douglas D. Spedden
	(509) 835-1516 (work)	(509) 835-1549
(509) 951-3405 (cell)

POTLATCH BOARD APPROVES REIT CONVERSION EFFECTIVE JANUARY 1, 2006

Company Expects Post-Conversion Annual Dividend Of $2.60 Per Share

E&P Distribution Of Approximately $440-$480 Million Expected Q1 2006

Also Outlines Resource Initiatives Expected to Generate Long-Term Growth

SPOKANE, WA – Potlatch Corporation (NYSE:PCH), an integrated forest products company, announced today that its Board of Directors has approved a restructuring to convert the company to a real estate investment trust (“REIT”), effective January 1, 2006. The company expects its annual dividend, post conversion, to be approximately $76 million, or $2.60 per share. Potlatch also intends to issue a special, taxable dividend to stockholders of its undistributed earnings and profits (“E&P”) of approximately $440-$480 million in the first quarter of 2006. In addition, Potlatch provided information on two ongoing resource initiatives that are expected to generate significant long-term cash flow and earnings growth.

Under the conversion plan, income from the company’s 1.5 million acres of timberland assets will qualify for REIT tax treatment. All of Potlatch’s non-qualifying operations, including the company’s Wood Products, Pulp & Paperboard and Consumer Products businesses, will be transferred into a wholly-owned taxable REIT subsidiary (“TRS”) and will continue to pay corporate level tax on earnings.

“After carefully considering our options, our Board and management team have concluded that placing Potlatch’s timberland assets in a tax-efficient ownership structure is the best way to unlock value for our stockholders and better position the company for future growth,” said L. Pendleton Siegel, Potlatch’s Chairman and CEO. “Converting to a REIT structure will increase our cash flow, facilitating a much larger annual distribution to stockholders. It will also provide a lower cost of capital for future forestland acquisitions, while continuing to allow us to maintain the competitiveness of our TRS operations.”

In compliance with tax rules applicable to REIT conversions, the company intends to issue a special, taxable dividend to stockholders of its undistributed earnings and profits (“E&P”) of approximately $440-$480 million. Stockholders will have the opportunity to elect to receive this one-time dividend in cash, stock or a combination of both, with the aggregate cash payment by the company to be capped at 20 percent. The company expects the E&P distribution to occur during the first quarter of 2006.

The company expects to pay its first regular quarterly dividend as a REIT during the first quarter of 2006, consistent with its normal quarterly payment schedule. The approximately $2.60 per share annual dividend amount (or $0.65 per share, per quarter) will be adjusted to reflect the additional shares that will be issued in conjunction with the stock portion of the E&P distribution.

In connection with the REIT conversion, Potlatch plans to restructure its operations to facilitate its qualification as a REIT. As part of that restructuring, Potlatch proposes to merge with a newly formed, wholly-owned subsidiary and expects to hold a special meeting of stockholders in the fourth quarter of 2005 for the purpose of voting on that proposed merger. Potlatch will file a proxy statement/prospectus on Form S-4 with the Securities and Exchange Commission, which describes the conversion plan and the merger. The conversion plan and merger are subject to final approval by the Potlatch Board of Directors prior to December 31, 2005.

Significant Long-term Growth Initiatives

Potlatch also today provided information on two ongoing resource initiatives that are expected to generate meaningfully enhanced cash flow and earnings growth over the long term. First, Potlatch stockholders will begin benefiting from the company’s 12-year, approximately $100 million investment in its 17,000-acre Hybrid Poplar plantation near Boardman, Oregon, as 2006 will mark the first full year of the Boardman operation’s sustainable 11-year harvest cycle. The company is targeting high value, non-structural lumber markets for the hybrid poplar hardwood sawlogs. Second, the company intends to significantly increase production over the next decade on portions of its 667,000 acres of timberlands in northern Idaho. These timberlands contain second- and third- growth trees that are outside Potlatch’s normal age range for harvesting. The increased harvest and enhanced silviculture activities are intended to rebalance the age class distribution of the Idaho timberland asset, while improving species diversity and substantially adding to the asset’s long-term sustainable productivity.

“In addition to driving growth through future forestland acquisitions, we expect to generate significant long-term internal growth through the next phase of our hybrid poplar operations and within our sustainable harvesting program for our Idaho timberlands. These projects are a part of our forestry-driven strategic plan and are unrelated to our change in corporate structure. However, we are pleased to highlight them today, along with our decision to convert to a REIT, because they will enhance our ability to increase our dividend over the long term,” added Siegel.

Potlatch noted that both of these resource initiatives are consistent with the company’s environmental commitments. Potlatch’s forest management practices are independently third-party certified by the Forest Stewardship Council® (FSC) and the Sustainable Forestry Initiative® (SFI). In addition, Potlatch has implemented an Environmental Management System (EMS), which is third-party certified to the standards of the International Organization for Standardization (ISO) 14001.

Principal advisors to the company related to the REIT conversion are Goldman, Sachs & Co., Pillsbury Winthrop Shaw Pittman LLP, and Skadden, Arps, Slate, Meagher & Flom LLP.

Conference Call/Webcast Information

Potlatch will host a conference call and live virtual webcast for the investment community this morning, September 19, 2005, at 8:00 a.m. PDT / 11:00 a.m. EDT to discuss this announcement. The virtual webcast can be accessed from the Potlatch website main page at www.potlatchcorp.com or through a separate website at www.potlatchreitconversion.com. Participants will be required to register. To access the live conference call by phone, please dial 800.561.2601 (within the U.S.) or 617.614.3518 (outside the U.S.). The passcode for the call is 20911579. A playback of the conference call will be available on the website shortly after the completion of the live call. To access the playback by phone, which will be available after 1:00 p.m. EDT, please dial 888.286.8010 (within the U.S.) or 617.801.6888 (outside the U.S.) and enter passcode number 98931194. A live webcast of the conference call and a copy of management’s presentation to investors will be available online at www.potlatchcorp.com.

The company’s Form S-4, or proxy statement/prospectus, which describes the merger transaction, as well as other information on the conversion, will be available online at www.potlatchcorp.com and at www.potlatchreitconversion.com.

About Potlatch

Potlatch is a diversified forest products company with timberlands in Arkansas, Idaho, Minnesota and Oregon. Visit our website at www.potlatchcorp.com.

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Except for the historical and factual information contained in this press release, the matters set forth in this press release, including statements as to our proposed REIT conversion as of January 1, 2006, the expected initial dividend rate post conversion, the anticipated amount of our E&P distribution, the expected effect of a REIT structure on our cash flow and ability to make future forestland acquisitions, and our plans for selling hybrid poplar sawlogs and increasing the harvest level on our Idaho timberlands and the effects of these plans on cash flows and earnings, and other statements identified by words such as “estimates,” “expects,” “projects,” “plans,” and similar expressions are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the possibility that we will fail to qualify as a REIT or fail to remain qualified as a REIT, uncertainties regarding the amount of the E&P distribution, that the dividend rate may fluctuate based on changes in our operating results and financial condition, cyclical conditions in our business and particularly our manufacturing operations, general economic conditions, competition, currency exchange rates, changes in significant expenses such as energy costs, unforeseen environmental or other liabilities and other risk factors relating to the planned REIT conversion and our business as detailed from time to time in our reports filed with the SEC. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

ADDITIONAL INFORMATION

Potlatch will restructure its operations in connection with the proposed REIT conversion and as part of this restructuring it will effect a merger involving a wholly owned subsidiary of Potlatch called Potlatch Holdings, Inc. Potlatch will file a proxy statement to be used in connection with the stockholder vote on this merger. That proxy statement will be contained in a registration statement on Form S-4 to be filed by Potlatch Holdings, and both companies will file other relevant documents concerning the proposed merger transaction with the Securities and Exchange Commission (SEC). INVESTORS ARE URGED TO READ THE FORM S-4 AND PROXY STATEMENT WHEN THEY BECOME AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by Potlatch free of charge by contacting Corporate Secretary, 601 West Riverside Avenue, Suite 1100, Spokane, Washington 99201. Potlatch and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Potlatch’s stockholders in connection with the merger. Information about the directors and executive officers of Potlatch and their ownership of Potlatch stock is set forth in the proxy statement for Potlatch’s 2005 Annual Meeting of Stockholders. Investors may obtain additional information regarding the interests of such participants by reading the Form S-4 and proxy statement for the merger when they become available.

Investors should read the Form S-4 and proxy statement carefully when they become available before making any voting or investment decisions.